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Exhibit 8.1

February 18, 2014

KKR & Co. L.P.
9 West 57th Street, Suite 4200
New York, New York 10019

Ladies and Gentlemen:

        We have acted as counsel to KKR & Co. L.P., a Delaware limited partnership (the "Partnership"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Partnership of up to 104,460,321 common units representing limited partner interests ("Common Units"), in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of December 16, 2013 (the "Merger Agreement"), by and among the Partnership, KKR Fund Holdings L.P., an exempted limited partnership formed under the law of the Cayman Islands ("Fund Holdings"), Copal Merger Sub LLC, a Delaware limited liability company, and KKR Financial Holdings LLC, a Delaware limited liability company.

        We have examined (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 14, 2010 (the "Partnership Agreement"), among KKR Management LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), and the limited partners party thereto (collectively, the "Limited Partners"), (iv) the Second Amended and Restated Limited Partnership Agreement of KKR Management Holdings L.P., dated as of October 1, 2009, among KKR Management Holdings Corp., a Delaware corporation, as general partner, and the limited partners party thereto, (v) the Second Amended and Restated Limited Partnership Agreement of Fund Holdings, dated as of October 1, 2009, among KKR Group Holdings, L.P., an exempted limited partnership formed under the law of the Cayman Islands, and KKR Fund Holdings GP Limited, an exempted limited company formed under the law of the Cayman Islands, as general partners, and the limited partners party thereto, and (vi) the representation letter of the General Partner dated as of February 18, 2014 (the "Representation Letter"), delivered to us in connection with this opinion. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Partnership and the General Partner, including, without limitation, the Representation Letter.

        In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have further assumed that any documents will be executed by the parties in the forms provided to and reviewed by us and that the representations made by the General Partner in the Representation Letter are true, complete and correct and will remain true, complete and correct at all times.

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption "Material U.S. Federal Tax Consequences of KKR Common Unit Ownership," insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the ownership and disposition of the Partnership's Common Units.

        We do not express any opinion herein concerning any law other than the federal tax law of the United States.

        We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement.

Very truly yours,
/s/ SIMPSON THACHER & BARTLETT LLP
SIMPSON THACHER & BARTLETT LLP

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  Exhibit 8.1